Exhibit 23.01


                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1994, included in LG&E Energy Corp.'s Form 10-K for the year ended December 31, 1993, and to all references to our Firm included in this registration statement.


                                      /s/ Arthur Anderson LLP
                                      ARTHUR ANDERSEN LLP

Louisville, Kentucky
November 18, 1994